Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors of Astra Tech AB

We have audited the accompanying consolidated statements of financial position of Astra Tech AB and subsidiaries (“Astra Tech”) as of 31 December, 2010 and 2009 and the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended 31 December, 2010. These consolidated financial statements are the responsibility of Astra Tech’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Astra Tech as of 31 December 2010 and 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended 31 December, 2010 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Gothenburg, Sweden, 11 August 2011

KPMG AB

/s/ B. Flink
Björn Flink
Authorized Public Accountant

Astra Tech Group

Consolidated financial statements

for the financial period 1 January 2010 - 31 December 2010

Consolidated Statement of Comprehensive Income for the year ended 31 December

		2010	2009
	Note	MSEK	MSEK

Revenue	1.4	3,871	3,857
Cost of sales		-1,208	-1,163
Gross profit		2,663	2,694
Distribution costs	18.19	-140	-141
Research and development costs	18.19	-181	-171
Selling, general and administrative costs	18.19	-1,843	-1,858
Operating profit		499	523
Financial income	2	10	8
Financial expense	2	-13	-8
Profit before tax		496	523
Taxation	3	-100	-140
NET PROFIT FOR THE PERIOD	4	396	383

Other Comprehensive Income:
Foreign exchange arising on consolidation		-108	-51
Defined benefit plan actuarial gains/losses for the period		-7	37
Income tax relating to components of other comprehensive income	3	2	-11
Other Comprehensive Income for the period, net of tax		-113	-25
Total Comprehensive Income for the period		283	358

Profit attributable to:
Owners of the Parent		396	383

Total Comprehensive Income attributable to:
Owners of the Parent		283	358

Consolidated Statement of Financial Position at 31 December

		2010-12-31	2009-12-31	2009-01-01
	Note	MSEK	MSEK	MSEK
				(unaudited)
Assets	13
Non-current assets
Property, plant and equipment	5	966	998	950
Goodwill	6	62	62	62
Other intangible assets	7	811	910	1,033
Deferred tax assets	3	61	63	77
Other Long term receivables		18	9	9
Receivables from group companies		1	1	1
		1,919	2,043	2,132

Current assets
Inventories	8	327	361	413
Trade and other receivables	9	694	758	832
Income tax receivables		0	0	18
Receivables from group companies	12	29	0	0
Cash and cash equivalents	10	1,200	759	539
		2,250	1,878	1,802
Total assets		4,169	3,921	3,934

Consolidated Statement of Financial Position at 31 December

		2010-12-31	2009-12-31	2009-01-01
	Note	MSEK	MSEK	MSEK
				(unaudited)
Liabilities	13.14
Current liabilities
Trade and other payables	15	605	577	643
Borrowings	11	0	0	23
Income tax liabilities		19	14	0
Liabilities to group companies	12	0	16	92
		624	607	758

Non-current liabilities
Employee benefits	17	250	229	256
Deferred tax liabilities	3	318	390	419
Liabilities to group companies	11	1,035	1,035	1,200
		1,603	1,654	1,875
Total liabilities		2,226	2,261	2,632
Net assets		1,943	1,660	1,302

Equity	16
Capital and reserves attributable to equity holders of the Company
Share capital		1	1	1
Translation reserve		-67	41	92
Retained earnings		2,009	1,618	1,209
Total Equity		1,943	1,660	1,302

Consolidated Statement of Changes in Equity for the year ended 31 December

MSEK	Note	Share capital	Translation reserve	Retained earnings	Total

At 1 January 2009	16	1	92	1,209	1,302
Profit for the period				383	383
Defined benefit plan actuarial gains for the period, net of tax				26	26

Exchange rate differences arising on translation of foreign operations			-51		-51
Total comprehensive income for the year			-51	409	358
At 31 December 2009		1	41	1,618	1,660
Profit for the period				396	396
Defined benefit plan actuarial losses for the period, net of tax				-5	-5
Exchange rate differences arising on translation of foreign operations			-108		-108
Total comprehensive income for the year			-108	391	283
At 31 December 2010		1	-67	2,009	1,943

Consolidated Statement of Cash Flows for the year ended 31 December

		2010-12-31	2009-12-31
	Note	MSEK	MSEK

Cash flows from operating activities
Profit before tax		496	523
Financial income and expense	2	3	0
Depreciation, amortisation and impairment		222	183
(Increase)/decrease in trade and other receivables		-37	60
(Increase)/decrease in inventories		-9	24
Increase/(decrease) in trade and other payables and provisions		113	-106
Other non-cash movements		52	48
Cash generated from operations		840	732
Interest paid		-2	0
Income tax paid		-150	-110
Net cash inflow from operating activities		688	622

Cash flows from investing activities
Deposits paid		-8	1
Purchase of property, plant and equipment		-142	-183
Purchase of intangible assets		0	-2
Interest received		8	6
Net cash outflow from investing activities		-142	-178
Net cash inflow/(outflow) before financing activities		546	445

Cash flows from financing activities
Repayment of loans		0	-165
Repayment of short term borrowings		0	-23
Change in employee benefits		-7	-16
Net cash (outflow)/inflow from financing activities		-7	-204
Net increase/(decrease) in cash and cash equivalents in the period		539	240

Cash and cash equivalents at beginning of the period		759	539
Exchange rate effects		-98	-20
Cash and cash equivalents at the end of the period	10	1,200	759

Accounting Policies

General information

Astra Tech AB is a limited company incorporated in Sweden. Its parent and utlimate holding company is Astra Zeneca Plc (org.nr. 2723534) which reside in Great Britain.

Basis of accounting and preparation of financial information

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standard Board. The consolidated financial statements have been prepared under the historical cost basis, modified to include revaluation to fair value of certain financial instruments.

Accounting standards and interpretations effective in the current year

This is the first time the Company prepares consolidated financial statements.

The Company has applied the revised IFRS 3 ‘Business Combinations’, issued in January 2008 and effective for acccounting periods beginning on or after 1 July 2009. The standard continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are to be recorded at fair value at the acquisition date, with some contingent payments subsequently re-measured at fair value through income. Goodwill may be calculated based on the parent’s share of net assets or it may also include goodwill related to the non-controlling interest. All transaction cost will be expensed. The revised standard has had no impact on the Group’s profit for the period, net assets or cash flows since no investments in subsidiaries have been made during 2010.

An amendment to IAS 27 ‘Consolidated and Separate Financial Statements’ issued during 2008 require changes in ownership interests in a subsidiary, while maintaining control, to be recognised as an equity transaction. If control of a subsidiary is lost, any retained interest is measured at fair value with the gain or loss recognised in profit. The amendment was effective for accounting periods beginning on or after 1 July 2009 and have not had an impact upon the net results, net assets or disclosures of AstraTech during 2010.

An amendment to IFRS 5 ‘Non-current Assets Held for Sale and Discontinued Operations’ was issued in May 2008 and provides clarification that assets and liabilities of a subsidiary should be classified as held for sale if the Parent is committed to a plan involving loss of control of the subsidiary, regardless of whether the entity will retain a non-controlling interest after the sale. The amendment is effective for accounting periods beginning on or after 1 July 2009 and have not had a significant impact upon the net results, net assets or disclosures of AstraTech.

The amendments to IAS 1 Presentation of Financial Statements clarify that the potential settlement of a liability by the issue of equity is not relevant to its classification as current or noncurrent. Since the group does not have any convertible notes issued the amendment have had no effect on the amounts reported during the year.

Amendments to IAS 7 Statement of Cash Flows specify that only expenditures that result in a recognised asset in the statement of financial position can be classified as investing activities in the statement of cash flows.  The amendment have had no effect on the amounts reported during the year.

Amendments to IFRS 7 Financial Instruments - Disclosures clarify the required level of disclosures about credit risk and collateral held and provide relief from disclosures previously required regarding renegotiated loans. The Group has applied the amendments.

The amendment to IAS 39 ‘Financial Instruments: Recognition and Measurement - Eligible Hedged Items’ deals with two situations where diversity in practice exists on the designation of inflation as a hedged risk and the treatment of ‘one-sided’ risks on hedged items. The amendment is effective for accounting periods beginning on or after 1 July 2009. The amendment have not had a significant impact upon the net results, net assets or disclosures of AstraTech.

IFRIC 17 Distributions of Non-cash Assets to Owners provides guidance on the appropriate accounting treatment when an entity distributes assets other than cash as dividends to its shareholders. The guidance has had no impact on the Group’s financial statements since no such distributions have occured.

IFRIC 18 Transfers of Assets from Customers addresses the accounting by recipients for transfers of property, plant and equipment from ‘customers’ and concludes that when the item of property, plant and equipment transferred meets the definition of an asset from the perspective of the recipient, the recipient should recognise the asset at its fair value on the date of the transfer, with the credit being recognised as revenue in accordance with IAS 18 Revenue. The guidance has had no impact on the Group’s financial statements since no such transfers have occured.

Amendments to IFRS 2 Share-based Payment — Group Cash-settled Share-based Payment Transactions clarify the scope of IFRS 2, as well as the accounting for group cash-settled share-based payment transactions in the separate (or individual) financial statements of an entity receiving the goods or services when another group entity or shareholder has the obligation to settle the award.  Since no share based payments exists the amendment has had no impact on the Group.

Other new and amended IFRS standards and IFRIC interpretations have had no effect on the consolidated financial statements.

Functional currency and presentation currency

The Consolidated Financial Statements are presented in Swedish krona, which is the Parent Company’s functional currency as well as the group’s presentation currency.

Estimates and judgements

The preparation of the Consolidated Financial Statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities at the date of the Financial Statements, the accounting principles and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Astra Tech’s management considers the following to be the most important accounting principles in the context of the Group’s operations.

The accounting principle descriptions set out the areas where judgement needs exercising, the most significant of which are business combinations and goodwill, litigation, employee benefits and taxation.

Further information on critical judgements made in applying accounting policies, including details of significant methods and assumptions used, is included in Notes 6, 7, 14 and 17. The financial risk management policies are detailed in Note 13.

Revenue

Revenue is measured at the fair value of the consideration received or receivable, net of sales taxes, goods returned, discounts and other similar deductions.  Revenue is recognised when recovery of the consideration is considered probable and the revenue and associated costs can be measured reliably.

Goods sold

Revenue from goods sold is recognised when the significant risks and rewards of the ownership have been transferred to the buyer.

Research and development

Research expenditure is recognised in the year in which it is incurred.

Internal development expenditure is capitalised only if it meets the recognition criteria of IAS 38 ‘Intangible Assets’. Where regulatory and other uncertainties are such that the criteria are not met the expenditure is recognised in profit and this is almost invariably the case prior to approval of the product by the relevant regulatory authority. Where, however, recognition criteria are met, intangible assets are capitalised and amortised on a straight-line basis over their useful lives from product launch. As at 31 December 2010, no amounts have met recognition criteria.

Payments to in-license products and compounds from external third parties, generally taking the form of up-front payments and milestones, are capitalised. These assets are amortised, generally on a straight-line basis, over their useful lives from product launch.

Business combinations and goodwill

Business combinations are accounted for using the purchase method. Goodwill is initially measured at cost being the excess of the costs of the business combination above the Group’s share in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values on the acquisition date, irrespective of any non-controlling interests. Costs related to the acquisition, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred. Any contingent consideration payable is recognised at fair value at the acquisition date. If the contingent consideration is classified as equity, it is not remeasured and settlement is accounted for with equity. Otherwise, subsequent changes to the fair value of contingent consideration are recognised in profit or loss.

The excess of the costs of the acquisition above the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If the costs of the acquisition are less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is allocated from the acquisition date to each of the Group’s cash generating units that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. Where goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured on the basis of the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Acquisitions made before 1 January 2004 have not been recalculated. Business combinations that took place between 1 January 2004 and 1 January 2010 were accounted for in accordance with the previous version of IFRS 3.

Employee benefits

The Group accounts for pensions and other employee benefits under IAS 19 ‘Employee Benefits’. In respect of defined benefit plans, obligations are measured at discounted present value whilst plan assets are measured at fair value. The operating and financing costs of such plans are recognised separately in profit; current service costs are spread systematically over the lives of employees and financing costs are recognised in full in the periods in which they arise. Actuarial gains and losses are recognised immediately in other comprehensive income.

Where the calculation results in a benefit to the Group, the recognised asset is limited to the present value of any available future refunds from the plan or reductions in future contributions to the plan. Payments to defined contribution plans are recognised as they fall due.

Taxation

The current tax payable is based on taxable profit for the year. Taxable profit differs from reported profit because it excludes items that are never taxable or tax deductible. The Group’s current tax assets and liabilities are calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax assets are recognised to the extent that it is probable that taxable profit will be available against which the asset can be utilised. This requires judgements to be made in respect of the availability of future taxable income.

The Group’s deferred tax assets and liabilities are calculated using tax rates that are expected to apply in the period when the liability is settled or the asset realised based on tax rates that have been enacted or substantively enacted by the reporting date.

Accruals for tax contingencies require management to make judgements and estimates of ultimate exposures in relation to tax audit issues. Tax benefits are not recognised unless the tax positions will probably be sustained. Once considered to be probable, management reviews each material tax benefit to assess whether a provision should be taken against full recognition of that benefit on the basis of potential settlement through negotiation and/or litigation. All provisions are included in current liabilities. Any recorded exposure to interest on tax liabilities is provided for in the tax charge.

Property, plant and equipment

The Group’s policy is to depreciate the difference between the cost of each item of property, plant and equipment and its residual value systematically over its estimated useful life. Assets under construction are not depreciated.

Reviews are made annually of the estimated remaining lives and residual values of individual productive assets, taking account of commercial and technological obsolescence as well as normal wear and tear. Under this policy it becomes impractical to calculate average asset lives exactly. However, the total lives range from approximately 25 years for buildings, and three to ten years for plant and equipment. All items of property, plant and equipment are tested for impairment when there are indications that the carrying value may not be recoverable. Any impairment losses are recognised immediately.

Leases

Rentals under operating leases are charged to profit on a straight-line basis over the term of the lease.

Subsidiaries

A subsidiary is an entity controlled, directly or indirectly, by AstraTech AB. Control is regarded as the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities.

The financial results of subsidiaries are consolidated from the date control is obtained until the date that control ceases.

Inventories

Inventories are stated at the lower of cost and net realisable value. The first in, first out method of valuation is used. For finished goods and work in progress, cost includes directly attributable costs and certain overhead expenses based on normal capacity. Selling expenses and certain other overhead expenses (principally central administration costs) are excluded. Net realisable value is determined as estimated selling price less all estimated costs of completion and costs to be incurred in selling and distribution.

Write-downs of inventory occur in the general course of business and are recognised in cost of sales.

Financial instruments

The Group’s financial instruments include:

Cash and cash equivalents

Cash and cash equivalents comprise cash in hand, current balances with banks and current balances in Astra Zeneca treasury and are held at amortised cost.

Trade and other receivables

Trade and other receivables are recognised initially at fair value including transaction costs. Subsequent to initial recognition they are measured at amortised cost using the effective interest rate method, less any impairment losses.

The expected terms of accounts receivable is short, which is why the amount is reported at nominal value without discounting. Accounts receivables are expected to be received after deductions for impairment losses. Any impairment of accounts receivables is recogniced in operating expenses.Trade and other receivables are classified as “loans and receivables”.

Trade and other payables

Trade and other payables are recognised initially at fair value including transaction costs. Subsequent to initial recognition they are measured at amortised cost using the effective interest rate method.

The expected term of accounts payables is short, which is why the liability is recognised at nominal value without discounting. Trade and other payables are classified as “other financial liabilites”.

Borrowings

Loans are initially measured at fair value (including direct transaction costs) and are subsequently remeasured to amortised cost using the effective interest rate method at each reporting date.

Foreign currencies

Foreign currency transactions, being transactions denominated in a currency other than an individual Group entity’s functional currency, are translated into the relevant functional currencies of individual Group entities at average rates for the relevant monthly accounting periods, which approximate to actual rates.

Monetary assets, arising from foreign currency transactions, are retranslated at exchange rates prevailing at the reporting date. Exchange gains and losses on loans and on short-term foreign currency borrowings and deposits are included within finance expense. Exchange differences on all other foreign currency transactions are taken to operating profit in the individual Group entity’s accounting records.

Non-monetary items arising from foreign currency transactions are not retranslated in the individual Group entity’s accounting records.

In the Consolidated Financial Statements, income and expense items for Group entities with a functional currency other than Swedish krona, are translated into Swedish krona at average exchange rates, which approximate to actual rates, for the relevant accounting periods. Assets and liabilities are translated at the SEK exchange rates prevailing at the reporting date. Exchange differences arising on consolidation are taken in other comprehensive income and recognised in the translation reserve.

Exchange differences arising on retranslation of net investments in subsidiaries are taken in other comprehensive income and recognised in the translation reserve in the Consolidated Financial Statements. Gains and losses accumulated in the translation reserve will be recycled to profit when the foreign operation is sold.

Provisions

Through the normal course of business, AstraTech is involved in legal disputes, the settlement of which may involve cost to the Group. Provision is made where an adverse outcome is probable and associated costs, including related legal costs, can be estimated reliably. In other cases, appropriate disclosures are included.

Where it is considered that the Group is more likely than not to prevail, legal costs involved in defending the claim are charged to profit as they are incurred.

Where it is considered that the Group has a valid contract which provides the right to reimbursement (from insurance or otherwise) of legal costs and/or all or part of any loss incurred or for which a provision has been established, the best estimate of the amount expected to be received is recognised as an asset.

Impairment

The carrying value of non-financial assets, other than inventories and deferred tax assets, are reviewed at least annually to determine whether there is any indication of impairment. For goodwill, intangible assets under development and for any other assets where such indication exists, the asset’s recoverable amount is estimated based on the greater of its value in use and its fair value less cost to sell. In assessing value in use, the estimated future cash flows, adjusted for the risks specific to each asset, are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the general risks affecting the medical devices industry. For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash flows of other assets. Impairment losses are recognised in profit.

Contingent liabilities and contingent assets

Contingent liabilities are commitments not recognised as liabilities/provisions either because it is unlikely that an outflow of resources will be required to regulate the commitment or because it is not possible to make a reliable estimate of the amount. A contingent liability is disclosed, unless the possibility of an outflow of resources embodying economic benefits is remote.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognised. A contingent asset is disclosed where an inflow of economic benefits is probable.

Accounting standards and interpretations issued but not yet adopted

The Group has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Amendments to IFRS 7 - Disclosures, Transfers of Financial Assets (effective for annual periods beginning on or after 1 July 2011)

IFRS 9 (as amended in 2010) - Financial Instruments (effective for annual periods beginning on or after 1 January 2013)

IAS 24 (revised in 2009) - Related Party Disclosure (effective for annual periods beginning on or after 1 January 2011)

Amendments to IAS 32 - Classification of Rights Issues (effective for annual periods beginning on or after 1 February 2010)

Amendments to IFRIC 14 - Prepayments of a Minimum Funding Requirement (effective for annual periods beginning on or after 1 January 2011)

IFRIC 19 - Extinguishing Financial Liabilities with Equity Instruments (effective for annual periods beginning on or after 1 July 2010)

The impact of these new and revised IFRSs are not reasonably estimable.

Notes to the Financial Statements

(all in MSEK if not otherwise stated)

Note 1 Product revenue information

	2010	2009
Net sales per line of business are allocated as follows:

Revenue from the sale of goods	3,871	3,857
Total	3,871	3,857

Note 2 Finance income and expense

	2010	2009
Finance income
Returns on cash at bank and in hand and short term deposits in Astra Zeneca treasury	8	6
Expected return on post-employment defined benefit plan assets	1	2
Total	10	8

	2010	2009
Finance expense
Interest on overdrafts and other financing costs	-2	0
Interest on post-employment defined benefit plan liabilities	-11	-8
Total	-13	-8

Net finance expense/income	-3	0

Note 3 Taxation

Taxation recognised in the profit for the period in the consolidated statement of comprehensive income is as follows:

	2010	2009
Current tax expense
Current year	152	140
Adjustment for prior years	3	2
	155	143
Deferred tax income/expense
Origination and reversal of temporary differences	-24	-1
Adjustment to prior years	-31	-1
	-55	-2
Taxation recognised in the profit for the period	100	140

Taxation relating to components of other comprehensive income is as follows:

	2010	2009
Current and deferred tax
Foreign exchange arising on consolidation	0	0
Actuarial loss for the period	2	-11
Taxation relating to components of other comprehensive income	2	-11

Taxation has been provided at current rates on the profits earned for the periods covered by the Group Financial Statements. The 2010 and 2009 prior period current tax adjustments relate mainly to tax accrual to tax adjustments. The 2010 and 2009 prior year deferred tax adjustments relate to tax accrual to tax return adjustments and the recognition of previously unrecognised deferred tax assets related to losses credits forward.

Factors affecting future tax charges

As a Group involved in worldwide operations, AstraTech is subject to several factors that may affect future tax charges, principally the levels and mix of profitability in different jurisdictions, transfer pricing regulations and tax rates imposed.

Tax reconciliation to Swedish statutory rate

The table shown below reconciles the Swedish statutory tax charge to the Group’s total tax charge:

	2010	2009
Profit before tax	496	523
Notional taxation charge at corporation tax rate of 26,3%	130	138
Differences in effective overseas tax rates	9	3
Benefits from previously unrecognised deferred tax assets	-47	-10
Items not deductible for tax purposes	6	8
Items not chargeable for tax purposes	-2	-1
Adjustments in respect of prior periods	3	2
Total tax for the year	100	140

Deferred tax and tax related to other comprehensive income

Deferred tax assets and liabilities and the movements during the year, before offset of balances within countries, are as follows:

	Intangible assets	Pension and post- retirement benefits	Untaxed reserves	Other (mainly accrued expenses & inventory)	Losses and tax credits carried forward	Total

Deferred tax assets at 1 January 2009 (unaudited)	0	33	0	40	4	77
Deferred tax liabilities at 1 January 2009 (unaudited)	-365	0	-54	0		-419
Net deferred tax balance at 1 January 2009 (unaudited)	-365	33	-54	40	4	-342
Taxation expense	21	2	-14	-6	0	3
Other comprehensive income	-1	-10	0	0	0	-11
Exchange	24	-1	0	0	0	23
Net deferred tax balance at 31 December 2009	-321	24	-68	34	4	-327
Deferred tax assets at 31 December 2009	0	25	0	34	3	63
Deferred tax liabilities at 31 December 2009	-321	-1	-68	0	0	-390
Net deferred tax balance at 31 December 2009	-321	24	-68	34	3	-327
Taxation expense	19	-1	7	-2	32	55
Other comprehensive income	0	2	0	0	0	2
Exchange	15	-1	0	0	-1	13
Net deferred tax balance at 31 December 2010	-287	24	-61	32	34	-257
Deferred tax assets at 31 December 2010	0	26	0	32	34	92
Deferred tax liabilities at 31 December 2010	-287	-1	-61	0	0	-349
Net deferred tax balance at 31 December 2010	-287	24	-61	32	34	-257

Analysed in the Statement of Financial Position, after offset of balances within countries, as:

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Deferred tax assets	61	63	77
Deferred tax liability	-318	-390	-419
Net deferred tax balance	-257	-327	-342

Unrecognised deferred tax assets

The taxable loss carry forward is MSEK 183 (MSEK 243). Of the losses MSEK 110 expires in 2018 and MSEK 64 in 2026-2029. For MSEK 99 of this, no deferred income taxes recoverable have been reported. Deferred income taxes recoverable concerning losses have been reported at MSEK 34. (MSEK 3) as it is deemed likely that the taxable surplus will be available in future, against with this deficit can be offset.

Note 4 Business area information

Business areas

The tables below show information by business area. The figures show the revenue and operating profit per business area.

Revenue	2010	2009
Dental	2,099	1,999
Urology	1,494	1,571
Surgery	278	287
Total	3,871	3,857

Operating profit	2010	2009
Dental	187	108
Urology	318	408
Surgery	-6	8
Total	499	523

Note 5 Property, plant and equipment

Land and buildings	2010-12-31	2009-12-31
Acquisition value brought forward	557	530
Transfer of assets into use	0	27
Accumulated acquisition values carried forward	557	557
Depreciation brought forward	112	94
Depreciation for year	19	18
Accumulated depreciation carried forward	131	112
Balance at 31 December	426	445

Plant and equipment	2010-12-31	2009-12-31
Acquisition value brought forward	1,065	826
Purchases	38	34
Transfer of assets into use	46	270
Sales/disposals	-76	-51
Translation differences	-22	-14
Accumulated acquisition values carried forward	1,051	1,065
Depreciation brought forward	540	493
Impairments	17	0
Sales/disposals	-74	-46
Depreciation for year	122	100
Translation differences	-12	-7
Accumulated depreciation carried forward	593	540
Balance at 31 December	458	525

Assets in course of construction	2010-12-31	2009-12-31
Acquisition value brought forward	28	180
Purchases	104	149
Transfer of assets into use	-46	-297
Sales/disposals	-3	-2
Reclassifications	-1	-2
Balance at 31 December	82	28

Impairment charges in 2010 were due to machinery taken out of use in production. The costs were recognised in cost of sales.

Depreciation charges are recognised in profit as follows:

	2010		2009
	Buildings	Plant and equipment	Buildings	Plant and equipment
Cost of sales	0	58	0	47
Research and development	0	2	0	2
Selling, general and administrative costs	19	62	18	51
Total depreciations	19	122	18	100

Note 6 Goodwill

	2010-12-31	2009-12-31
Cost
At 1 January	62	62
Exchange adjustments	0	0
At 31 December	62	62

Amortisation and impairment losses
At 1 January	0	0
Exchange adjustments	0	0
At 31 December	0	0
Net book value at 31 December	62	62

Goodwill is related to acquistions of subsidiaries in Norway (13mSEK), France (38mSEK) and Italy (11mSEK) (all Marketing units) from Astra Zeneca in 2000 and 2001 and are the cash-generating units (CGU) that goodwill is allocated to for the purpose of impairment testing. The recoverable amount of a unit is determined based on calculated useable value. These calculations use cash flow projections based on financial budgets and forecasts approved by Management covering a 5-year period.

Key assumptions used in these calculations include:

Gross profit margin between 62,5% – 75%. Cash flow beyond the 5-year period are extrapolated using estimated growth rate of 1,5%. The cash flow has been discounted using a weighted average cost of capital of 13,2% before tax and 12 % after tax. Gross profit margin was determined by Management based on past performance and expectations for market development. The terminal growth rate does not exceed the long-term average growth rate for Dental Implant and Health Care sector. The WACC used are pre-tax and reflect specific risks relating to the relevant cash-generating units.

Based on the impairment tests conducted no impairments were recognised.

Note 7 Intangibles assets

Product, marketing and distribution rights	2010-12-31	2009-12-31

Acquisition value brought forward	1,084	1,147
Purchases	0	2
Reclassifications	1	2
Translation differences	-46	-67
Accumulated acquisition values carried forward	1,039	1,084
Amortisation brought forward	173	115
Amortisation for year	63	66
Translation differences	-8	-7
Accumulated amortisation carried forward	228	174
Balance at 31 December	811	910

Amortisation charges are recognised in profit as follows:

	2010	2009
	Product, marketing and distribution rights	Product, marketing and distribution rights
Cost of sales	44	47
Selling, general and administrative costs	19	19
Total amortisation	63	66

Amortisation period

Product, marketing and distribution rights                                             10-18 years

Note 8 Inventory

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Raw materials and consumables	66	70	72
Inventories in process	77	86	86
Finished goods and goods for re-sale	184	205	255
	327	361	413

Inventory write-offs during the year amount to 33 SEKm (2009: 20 SEKm).

Note 9 Trade and other receivables

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Amounts due within one year
Trade receivables	666	739	806
Less: Amounts provided for doubtful debts	-30	-35	-35

Other receivables	13	12	12
Prepayments and accrued income	44	41	48
	694	758	832

Provision for doubtful debts
Balance at beginning of year	35	35
Impairment losses recognised	-5	0
Balance at end of year	30	35

Note 10 Cash and  bank balances

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Cash at bank and in hand	238	179	223
Short term deposits within Astra Zeneca treasury	963	580	317
Cash and cash equivalents	1,200	759	539
Cash and cash equivalents in the cash flow statement	1,200	759	539

The majority of excess cash within Astra Tech is placed in intercompany current accounts within the AstraZeneca treasury. All means that are placed in these tresury accounts are available for Astra Tech without limitations.

Note 11  Interest-bearing loans and borrowings

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Short-term interest-bearing loans	0	0	23
	0	0	23

Long-term non interest-bearing loans	1,035	1,035	1,200
	1,035	1,035	1,200

Note 12 Receivables and payables to group companies

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Receivables from group companies	619	616	500
Payables to group companies	-590	-632	-592
Net receivables / net payables (-)	29	-16	-92

All Astra Tech intercompany sales invoices are assigned to the Astra Zeneca netting centre: the company sending the invoice gets a receivable against the netting centre, the recipient gets a payable. Since credit terms towards the netting centre differ between countries there is always a net balance in the statement of financial position.

Note 13 Financial risk management objectives and policies

The Group’s principal financial instruments, comprise loans, cash and short-term deposits. The main purpose of these financial instruments is to manage the Group’s funding and liquidity requirements. The Group has other financial assets and liabilities such as trade receivables and trade payables, which arise directly from its operations.

The principal financial risks to which the Group is exposed to are those of liquidity, interest rate, foreign currency and credit. Each of these is managed in accordance with management approved policies. These policies are set out below.

Capital management

The capital structure of the Group consists of shareholders’ equity (Note 17), liabilities to group companies (Note 12) and cash (Note 10). For the foreseeable future, the Board will maintain a capital structure that supports the Group’s strategic objectives through managing funding and liquidity risk. Funding and liquidity risk are reviewed regularly by the Board and managed in accordance with group policies described below.

Liquidity risk

The Board reviews the Group’s ongoing liquidity risks annually as part of the planning process and on an ad hoc basis. The Board considers short-term requirements against available sources of funding taking into account forecast cash flow. The Group manages liquidity risk by maintaining access to a number of sources of funding which are sufficient to meet anticipated funding requirements. Specifically, Astra Zeneca cash pool is used to manage liquidity on both short and long term basis.

Market risk

Interest rate risk

The majority of the Group’s cash balances are held with the Astra Zeneca treasury entity with floating rates of interest being earned. The group debt currently consists of liabilities to group companies which is interest free.

Foreign currency risk

The Group results are presented in SEK and exposures are managed against SEK accordingly.

Translational

Approximately 90% of Group external sales in 2010 were denominated in currencies other than the SEK, while a significant proportion of manufacturing and research and development costs were denominated in Euro ( EUR) and US dollars (USD). As a result, operating profit and total cash flow in SEK will be affected by movements in exchange rates.

The Astra Tech group does not manage its exchange rate risk through hedging. The impact of movements in exchange rates is mitigated significantly by the correlations which exist between the major currencies to which the Group is exposed and the SEK.

Transactional

The Astra Tech group does not use forward foreign exchange contracts.The transaction exposures that arise from non-local currency sales and purchases by subsidiaries are taken to profit.

Credit risk

The Group is exposed to credit risk on financial assets, such as cash balances (including short term deposits and cash and cash equivalents) and trade and other receivables.

Trade and other receivables

Trade receivable exposures are managed locally in the operating units where they arise and credit limits are set as deemed appropriate for the customer. The Group is exposed to customers ranging from government-backed agencies to privately owned companies and the underlying local economic and sovereign risks vary throughout the world. The Group establishes an allowance for impairment that represents its estimate of incurred losses in respect of specific trade and other receivables where it is deemed that a receivable may not be recoverable. When the debt is deemed irrecoverable, the allowance account is written off against the underlying receivable. The maximum exposure to credit risk for trade receivables and concentrations of credit risk are disclosed in Note 14.

Other financial assets

The Group may hold significant cash balances as part of its normal operations, with the amount of cash held at any point reflecting the level of cash flow generated by the business and the timing of the use of that cash. The majority of excess cash is centralised within the Astra Zeneca cash pool which is centralized within the Astra Zeneca treasury entity where it is subject to counterparty risk on the principal invested. This risk is at the Astra Zeneca treasury entity mitigated though a policy of prioritising security and liquidity over return, and as such cash is only invested in high credit quality investments. Counterparty limits are by the Astra Zeneca group set according to the assessed risk of each counterparty and exposures are monitored against these limits on a regular basis. The majority of the Astra Zeneca group´s cash is invested in US Treasury bills, US Treasury funds, AAA-rated liquidity funds and short-term bank deposits.

Note 14 Financial instruments

Fair values of financial assets and financial liabilities

Set out below is a comparison by category of carrying values and fair values of all the Group’s financial assets and financial liabilities at 31 December 2010 , 31 December 2009 and 1 January 2009 (unaudited). None of the financial assets or financial liabilities have been reclassified during the year.

	Amortised cost	Total carrying value	Fair value
12/31/2010
Cash and bank balances	1,200	1,200	1,200
Loans due after more than one year	1,035	1,035	1,035
Other financial assets	650	650	650
Other financial liabilities	255	255	255

12/31/2009
Cash and bank balances	759	759	759
Loans due after more than one year	1,035	1,035	1,035
Other financial assets	716	716	716
Other financial liabilities	278	278	278

1/1/2009 (unaudited)
Cash and bank balances	539	539	539
Loans due after more than one year	1,200	1,200	1,200
Other financial assets	783	783	783
Other financial liabilities	295	295	295

Other financial assets represent trade and other receivables (Note 9) excluding prepayments and accrued income. Other financial liabilities represent trade and other payables (Note 15) excluding accruals and deferred income. Loans due after one year represents liabilities to group companies.

The methods and assumptions used to estimate the fair values of financial instruments together with their carrying values are as follows:

Cash and overdrafts - held on the Statement of Financial Position at amortised costs. Fair value approximates to carrying value.

Loans due after more than one year are held at amortised cost.

Other financial assets and other financial liabilities - held on the Statement of Financial Position at amortised costs with carrying value being a reasonable approximation of fair value.

Liquidity risk

The maturity profile of the anticipated future contractual cash flows including interest in relation to the Group’s financial liabilities, on an undiscounted basis is as follows:

	Other loans	Trade and other payables	Total
Within one year	0	255	255
In one to two years	0	0	0
In two to three years	0	0	0
In three to four years	0	0	0
In four to five years	0	0	0
In more than five years	1,035	0	1,035
2010-12-31	1,035	255	1,290

	Other loans	Trade and other payables	Total
Within one year	0	278	278
In one to two years	0	0	0
In two to three years	0	0	0
In three to four years	0	0	0
In four to five years	0	0	0
In more than five years	1,035	0	1,035
2009-12-31	1,035	278	1,313

	Other loans	Trade and other payables	Total
Within one year	0	295	295
In one to two years	0	0	0
In two to three years	0	0	0
In three to four years	0	0	0
In four to five years	0	0	0
In more than five years	1,200	0	1,200
2009-01-01 (unaudited)	1,200	295	1,495

It is not expected that the cash flows in the maturity profile could occur significantly earlier or at significantly different amounts.

Market risk

Interest rate risk

Out of the group cash balance floating rate interest was received on 1 200 MSEK in 2010, on 759 MSEK in 2009 and on 539 MSEK at 2009-01-01 (unaudited). In addition to the cash balances there are 650 MSEK at 2010-12-31, 716 MSEK at 2009-12-31 and 783 MSEK at 2009-01-01 (unaudited) of other current and non-current financial assets on which no interest is received. No interest is paid on other loans.

Foreign currency risk

Astra Tech Group financial statements ar presented in SEK but the group have operations in a lot of countries over the world. This makes the group exposed to currency risks, the principal currencies that affect thr group are: US Dollars (USD), Euro (EUR), Sterling (GBP) and Japanese yen (JPY).

Sensitivity analysis

The sensitivity analysis set out below summarises the sensitivity of the profit and loss and equity from changes in exchange rates which is assessed as the companies most relevant risk.

The exchange rate sensitivity analysis assumes an instantaneous 10% change in foreign currency exchange rates from their levels at 31 December 2010, with all other variables held constant. The +10% case assumes a 10% strengthening of the Swedish Krona against all other currencies and the -10% case assumes a 10% weakening of the Swedish Krona.

Each incremental 10% movement in foreign currency exchange rates would have approximately the same effect as the initial 10% detailed in the table below.

	Exchange rates
2010-12-31
	10%	-10%
Impact on profit: gain/(loss)	-154	154
Impact on equity: gain/(loss)	-255	255

	Exchange rates
2009-12-31
	10%	-10%
Impact on profit: gain/(loss)	-144	144
Impact on equity: gain/(loss)	-246	246

There has been no change in the methods and assumptions used in preparing the above sensitivity analysis over the two-year period.

Credit risk

The carrying amount of financial assets, being cash and cash equivalents and other financial assets (consisting of trade and other receivables) represent the maximum credit exposure.

The maximum exposure to credit risk for trade receivables at the reporting date by geographic region was:

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Sweden	48	50	54
US	93	92	102
Germany	68	82	117
UK	61	71	60
France	68	75	88
Italy	158	180	201
Other countries	140	153	149
	637	704	772

The ageing of trade receivables at the reporting date was:

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Not past due	468	453	549
Past due 0-90 days	106	130	121
Past due 90-180 days	23	34	44
Past due > 180 days	40	86	58
	637	704	772

	2010-12-31	2009-12-31
Movements in provisions for trade receivables
Balance at beginning of year	35	35
Impairment losses recognised	-5	0
Balance at end of year	30	35

The allowance for impairment has been calculated based on past experience and is in relation to specific customers. Given the profile of our customers, including large wholesalers and government-backed agencies, no further credit risk has been identified with the trade receivables not past due other than those balances for which an allowance has been made.

Note 15 Trade and other payables

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Current liabilities
Trade payables	155	179	199
Value added and payroll taxes and social security	42	43	29
Other payables	58	56	67
Accruals	350	299	338
	605	577	632

Note 16 Capital and reserves

Translation reserve

	2010-12-31	2009-12-31
Balance at beginning of year	41	92
Foreign exchange arising on consolidation	-108	-51
Balance at end of year	-66	41

Retained earnings

There are no significant statutory or contractual restrictions on the distribution of current profits of subsidiaries, undistributed profits of prior years are, in the main, permanently employed in the businesses of these companies. The undistributed income of AstraTech companies overseas might be liable to overseas taxes and/or Swedish taxation (after allowing for double taxation relief) if they were to be distributed as dividends.

No dividend was recognized or declared during 2010 and 2009.

Share capital of the Company

	2010-12-31	2009-12-31	2009-01-01 (unaudited)
Issued Ordinary Shares (100 SEK per each)	10,000	10,000	10,000
	10,000	10,000	10,000

The total number of authorised number of shares at 31 December 2010 was 10 000. All shares carry equal voting and dividend rights.

Note 17 Employee benefits

Pensions

Background

The Company and most of its subsidiaries offer retirement plans which cover the majority of employees in the Group. Many of these plans are ‘defined contribution plans’, where the Company contribution and resulting charge is fixed at a set level or is a set percentage of employees’ pay. However, several plans, mainly in Sweden, Japan, The Netherlands, Austria and Norway, are ‘defined benefit plans’, where benefits are based on employees’ length of service and average final salary (typically averaged over one, three or five years).

The defined benefit pension plans in The Netherlands, Norway and Austria are funded through legally separate, fiduciary-administered funds. The cash funding of the plans, which may from time to time involve special payments, is designed, in consultation with independent qualified actuaries, to ensure that the assets together with future contributions should be sufficient to meet future obligations. The funding is monitored rigorously by the Company and appropriate fiduciaries specifically with reference to the Company’s credit rating, market capitalisation and cash flows.

Astra Tech UK participates in a defined benefit pension plan that is held by AstraZeneca UK. It is not possible to separate the assets and liabilities attributable to the employees of Astra Tech UK within this plan. There is no policy for charging the net defined benefit cost. In 2010 Astra Tech were charged 1,8mSEK (2,5mSEK) for the participation in the plan.

Information regarding the pension plan as a whole is disclosed at the end of the note.

Post-retirement scheme deficit

The assets and obligations of the defined benefit schemes operated by the Group at 31 December 2009 and 2010, as calculated in accordance with IAS 19, are shown below. The fair values of the schemes’ assets are not intended to be realised in the short term and may be subject to significant change before they are realised. The present value of the schemes’ obligations is derived from cash flow projections over long periods and is therefore inherently uncertain.

Value at December 31 2010	Sweden	Rest of group	Total
Scheme assets
Equities	0	0	0
Bonds	0	0	0
Others	0	49	49
Total fair value of assets	0	49	49
Present value of scheme obligations	-225	-74	-299
Past service cost not yet recognised	0	0	0
Deficit in the scheme as recognised in the Statement of Financial Position	-225	-25	-250

Value at December 31 2009	Sweden	Rest of group	Total
Scheme assets
Equities	0	0	0
Bonds	0	0	0
Others	0	43	43
Total fair value of assets	0	43	43
Present value of scheme obligations	-205	-67	-272
Past service cost not yet recognised	0	0	0
Deficit in the scheme as recognised in the Statement of Financial Position	-205	-24	-229

Value at 1 January 2009 (unaudited)	Sweden	Rest of group	Total
Scheme assets
Equities	0	0	0
Bonds	0	0	0
Others	0	21	21
Total fair value of assets	0	21	21
Present value of scheme obligations	-228	(49)	(277)
Past service cost not yet recognised	0	0	0
Deficit in the scheme as recognised in the Statement of Financial Position	-228	-28	-256

Financing Principles

90.0% of the Group’s defined benefit obligations at 31 December 2010 are in schemes within Sweden. In Sweden the pension obligations are not funded. 16.39% of the Group’s defined benefit obligations at 31 December 2010 are funded. These are in schemes within the Netherlands, Austria and Norway.

Sweden

The ITP plan is the supplementary plan for salaried employees working in private industry and commerce, established under ccollective agreement negotiated by the Confederation of Swedish Enterprise and with the cartel PTK (Privattjänstemannakartellen). It provides old age, survivors’ and long term disability pensions in addition to those provided under the state system. Retirement age is 65 but early retirement is possible subject to an actuarially reduced benefit. Eligible employees begin accruing benefits from age 28.

The ITP Plan was renegotiated and transformed into a DC-type plan as of 1 July 2007. The DC-type plan covers employees born in 1979 and later - new entrants born before 1979 are still covered by the old defined benefit ITP plan.

The maximum member retirement pension is calculated as a percentage of final average salary accounting to 3 “slices”:

Salary slice	% final salary
Up to 7.5 x income base amount	10% plus
7.5 to 20 x inccome base amount	65% plus
20 to 30 x income base amount	32.5%

In the case of Astra Tech AB, members’ retirement pensions are provided via book reserves, Death and disability pensions are insured with Alecta and treated as DC for accoounting purposes.

Rest of group

The statement in accordance with IAS 19 as per 31 December 2010 are reported below for the units with material benefit obligations. These two units amounts to 6.3% of the total group net DBO liability.

> Japan: Astra Tech KK provides a lump sum post employment benefit to its employees upon leaving the company. The benefit obligation has been valued per 31 December 2010 using methodology and assumptions appropriate for IAS 19 to 8mSEK. The plan is unfunded.

> The Netherlands: The Final Pay Plan came into effect on 1 January 2008 and covers all employees over age 21. Aon Hewitt Netherlands has performed an actuarial valutation for IAS 19 purposes as at 31 December 2010. The defined benefit obligation was 37.4mSEK and the fair value of the plan asset was 29.7mSEK which amounts to a net liability recognised on the Balance sheet / Statement of Financial Position of 7.7mSEK .

Post-retirement benefits other than pensions

The post-retirement benefits other than pensions for the Group in 2010 reported in the Statement of Financial Position were 2.1mSEK.  These benefit plans have been included in the disclosure of post-retirement benefits under IAS 19 and consists of the Austrian Jubiliee Plans and the Spanish Seniority Awards.

Financial assumptions

Qualified independent actuaries have updated the actuarial valuations under IAS 19 of the major defined benefit schemes operated by the Group to 31 December 2009 and 2010. The assumptions used by the actuaries are chosen from a range of possible actuarial assumptions which, due to the long-term nature of the scheme, may not necessarily be borne out in practice. These assumptions were as follows:

Sweden	2010	2009

Inflation assumption	2.0%	2.0%
Rate of increase in salaries	3.5%	3.5%
Rate of increase in pensions in payment	2.0%	2.0%
Discount rate	3.8%	3.9%
Long-term rate of return expected at 31 December	N/A	N/A
Equities	N/A	N/A
Bonds	N/A	N/A
Others	N/A	N/A
Rate of increase to income base amount	3.0%	3.0%

Rest of group	2010	2009
Japan
Inflation assumption	0.25%	0.0%
Rate of increase in salaries	3.0%	3.0%
Discount rate	2.0%	2.25%

The Netherlands
Inflation assumption	2.0%	2.0%
Rate of increase in salaries	3.5%	3.5%
Rate of increase in pensions in payment	2.0%	2.0%
Discount rate	4.4%	5.5%
Deferred pension increases	2.0%	2.0%

The expected return on assets is determined with reference to the expected long-term level of dividends, interest and other returns derived from the plan assets, together with realised and unrealised gains or losses on the plan assets, less any costs of administering the plan, less any tax payable by the plan. The expected returns are based on long-term market expectations and analysed on a regular basis to ensure that any sustained movements in underlying markets are reflected.

Actuarial gains and losses

	2010	2009
Sweden
Present value of obligations	-225	-205
Fair value of plan assets	0	0
Deficit in the scheme	-225	-205

Experience adjustments on:
Scheme assets:
Amount gain / (loss)	0	0
Percentage of scheme assets	0	0

Scheme obligations:
Amount (gain) / loss	4	-43
Percentage of scheme obligations	1.78%	20.98%

Rest of group
Present value of obligations	-74	-67
Fair value of plan assets	49	43
Deficit in the scheme	-25	-24

Experience adjustments on:
Scheme assets:
Amount gain / (loss)	8	18
Percentage of scheme assets	16.20%	42.09%

Scheme obligations:
Amount (gain) / loss	10	24
Percentage of scheme obligations	13.43%	36.09%

Total
Present value of obligations	-299	-272
Fair value of plan assets	49	43
Deficit in the scheme	-250	-229

Experience adjustments on:
Scheme assets:
Amount gain / (loss)	8	18
Percentage of scheme assets	16.33%	41.86%

Scheme obligations:
Amount (gain) / loss	14	-19
Percentage of scheme obligations	4.68%	6.99%

The obligation arises from the following plans:

	2010		2009
	Sweden	Rest of group	Sweden	Rest of group
Funded		-9		-7
Unfunded	-225	-17	-205	-17
Total	-225	-25	-205	-24

Statement of Comprehensive Income disclosures

The amounts that have been charged to the Consolidated Statement of Comprehensive Income, in respect of defined benefit schemes for the year ended 31 December 2010, are set out below:

	2010			2009
	Sweden	Rest of group	Total	Sweden	Rest of group	Total
Operating profit
Current service cost	-10	-4	-14	-17	-3	-20
Past service cost	0	0	0	0	0	0
Settlements and curtailments	0	0	0	0	0	0
Total charge to operating profit	-10	-4	-14	-17	-3	-20

Finance expense
Expected return on post-retirement scheme assets	0	1	1	0	2	2
Interest on post-retirement scheme obligations	-8	-3	-11	-6	-2	-8
Net return	-8	-2	-10	-6	0	-6
Charge before taxation	-18	-6	-24	-23	-3	-26

Other comprehensive income
Difference between the actual return and the expected return on the post-retirement schemes’ assets	0	8	8	0	-6	-6
Experience gains/(losses) arising on the post-retirement schemes’ obligations	-3	2	-1	-39	0	-39
Changes in assumptions underlying the present value of the post-retirement schemes’ obligations	-1	-12	-13	82	0	82
Actuarial (losses)/gains recognised	-4	-2	-6	43	-6	37

Movement in post-retirement scheme obligations

	Sweden	Rest of group	Total
Present value of obligations in schemes at end of year 2008	-228	-49	-277
Current service cost	-17	-3	-20
Past service cost	0	0	0
Participant contributions	0	0	0
Benefits paid	3	12	15
Return on assets	0	2	2
Interest cost / Other finance expense	-6	-2	-8
Expenses	0	0	0
Actuarial (loss)/gain	43	-23	20
Settlements and curtailments	0	0	0
Exchange	0	-1	-1
Present value of obligations in schemes at end of year 2009	-205	-66	-271
Current service cost	-11	-4	-15
Past service cost	0	0	0
Participant contributions	0	0	0
Benefits paid	3	3	6
Return on assets	0	1	1
Interest costs / Other finance expense	-8	-3	-11
Expenses	0	0	0
Actuarial (loss)/gain	-4	-10	-14
Settlements and curtailments	0	0	0
Exchange	0	5	5
Present value of obligations in schemes at end of year 2010	-225	-74	-299

Fair value of scheme assets

	Sweden	Rest of group	Total
At end of year 2008	0	21	21
Expected return on plan assets	0	1	1
Expenses	0	0	0
Actuarial gains/(losses)	0	18	18
Exchange	0	0	0
Employer contributions	0	2	2
Participant contributions	0	1	1
Benefits paid	0	0	0
At end of year 2009	0	43	43
Expected return on plan assets	0	2	2
Expenses	0	0	0
Actuarial gains/(losses)	0	8	8
Exchange	0	-5	-5
Employer contributions	0	3	3
Participant contributions	0	0	0
Benefits paid	0	-2	-2
At end of year 2010	0	49	49

The actual return on the plan assets was a gain of 10mSEK (2009: gain 18mSEK).

Reserves

Included within the retained earnings reserve is the actuarial reserve. Movements on this reserve are as follows:

	2010-12-31	2009-12-31
At 1 January	-61	-86
Actuarial losses	-7	36
Deferred tax	2	-10
Exchange	2	-1
At 31 December	-64	-61

The cumulative amount of actuarial losses/gains before deferred tax recognised in other comprehensive income is (loss) 7mSEK (2009: gain 37mSEK).

Forecast 2011 Statement of Comprehensive Income disclosures

	2011
	Sweden	Rest of group	Total
Operating profit
Current service cost	-10	-5	-15
Past service cost	0	0	0
Settlements and curtailments	0	0	0
Total charge to operating profit	-10	-5	-15

Finance expense
Expected return on post-retirement scheme assets	0	2	2
Interest on post-retirement scheme obligations	-9	-3	-12
Net return	-9	-1	-10
Charge before taxation	-19	-6	-25

Information regarding the Astra Zeneca defined benefit plan that Astra Tech UK participates in

(all information below are for the UK defined benefit plan for the AstraZeneca Group and values are in mUSD)

Background

With regard to the Group’s UK defined benefit fund, the above principles are modified in light of the UK regulatory requirements and resulting discussions with the Pension Fund Trustee. The most recent full actuarial valuation was carried out at 31 March 2008. Under the agreed funding principles for the UK, cash contributions will be paid to the fund to target a level of assets in excess of the current expected cost of providing benefits. In addition, AstraZeneca will make contributions to an escrow account which will be held outside of the pension fund. The escrow account assets will be payable to the fund in agreed circumstances, for example, in the event of AstraZeneca and Trustee agreeing on a change to the current long term investment strategy.

The market value of the fund’s assets at the valuation date was £2,994m ($5,951m equivalent), representing 87% of the fund’s actuarially assessed liabilities as valued in accordance with the fund’s technical provisions. The escrow fund held an additional £33m ($65m) at the valuation date. During 2009, it was agreed to fund the shortfall by making a transfer of current escrow assets to the fund and by establishing a new funding schedule, making regular payments over seven years in the region of £42m per annum to the escrow and £132m per annum to the fund. This includes the contributions required to meet the benefits accruing in the region of £60m per annum. In addition, £90m per annum is being paid to the escrow for two years until the next valuation to cover the losses on the fund’s investments since the valuation date as a result of the market downturn. At 31 December 2010, £230m ($355m) escrow fund assets are included within other investments (see Note 10).

Under the agreed funding principles, the key assumptions as at 31 March 2008 for contributions to both the fund and escrow account are as follows: long-term UK price inflation set at 3.5% per annum, salary increases at 3.5% per annum, pension increases at 3.5% per annum and investment returns at 7.1% per annum (pre-retirement) and 5.96% per annum (post-retirement). During the first half of 2010, AstraZeneca consulted with its UK employees’ presentatives on proposals to freeze pensionable pay at 30 June 2010 levels for defined benefit members of the UK pension fund. The defined benefit fund remains open to existing members and employees who choose to leave the defined benefit fund will retain a deferred pension in addition to being offered membership in a new Group Self Invested Personal Pension Plan. The amendment to the UK defined benefit fund to freeze pensionable pay at 30 June 2010 levels represents an accounting curtailment of certain pension obligations.

The majority of members opted to remain in the defined benefit fund and continue benefit accrual with frozen pensionable pay. In accordance with IAS 19, the scheme obligations were revalued by the scheme actuaries immediately prior to the change and assumptions reviewed at that date. The resulting credit of $693m has been recognised in comprehensive income during the year. In July 2010, the UK government announced changes to the inflation index used for statutory pension increases (both for pensions in payment and pensions in deferment) to apply to private sector pension schemes. This has resulted in a small actuarial gain during the period in respect of the AstraZeneca Pension Fund.

Defined benefit pension plans

	2010	2009
Present value of funded obligations	-6,526	-7,026
Present value of unfunded obligations	-28	-29
Fair value of plan assets	5,149	4,853
Deficit in the scheme	-1,405	-2,202

Movement in post-retirement scheme obligations

	2010	2009
Present value of obligation in schemes at 1 January	-7,055	-5,029
Current service cost	-97	-96
Past service cost	-39	-53
Participant contributions	-28	-31
Benefits paid	294	295
Other finance expense	-371	-330
Expenses	7	6
Actuarial -loss/ gain	-221	-1,218
Settlements and curtailments	693	—
Exchange	263	-599
Present value of obligations in schemes 31 December	-6,554	-7,055

Fair value of scheme assets

	2010	2009
At 1 January	4,853	3,835
Expected return on plan assets	305	261
Expenses	-7	-6
Actuarial gains/(losses)	244	293
Exchange	-204	430
Employer contributions	224	304
Participant contribution	28	31
Benefits paid	-294	-295
At 31 December	5,149	4,853

Scheme assets

	2010-12-31	2009-12-31
Equities	2,437	2,309
Bonds	2,660	2,279
Others	52	265
Total fair value of assets	5,149	4,853

Financial assumptions

The assumptions used by the actuaries were:

	2010	2009
Inflation assumption	3.6%	3.5%
Rate of increase in salaries	—	4.5%
Rate of increase in pensions in payment	3.5%	3.5%
Discount rate	5.5%	5.5%
Long-term rate of return expected at 31 December
Equitites	8.0%	8.0%
Bonds	5.1%	5.5%
Others	6.1%	6.5%
Rate of increase in medical costs	10.0%	10.0%

(1) Pensionable pay frozen at 30 June 2010 levels following UK fund changes

Sensitivity of medical cost assumptions

	2010		2009
	1%	-1%	1%	-1%
Current service and interest cost of net periodic post-employment medical costs	4	-3	4	-3
Accumulated post-employment benefit obligation for medical costs	10	-11	32	-28

Note 18 Employee benefit expense

Employee costs

The average number of people employed by the Group is set out in the table below, this includes part-time employees.

Average number of employees	2010	2009
Sweden	1,056	1,008
US	323	316
Germany	162	147
UK	94	93
France	100	96
Other countries	438	440
Total	2,172	2,099

The costs incurred during the year in respect of these employees were:

	2010	2009
Salaries	1,133	1,037
Social security costs	307	307
Pension costs	52	32
Total	1,492	1,376

Bonus Plans

In Sweden an all-employee performance bonus is in operation, which rewards strong individual performance. Bonuses are paid 50% into a fund investing mainly in AstraZeneca equities and 50% in cash. The Bonus Scheme for members of the Astra Tech Executive Team operate in respect of relevant Astra Tech employees in Sweden. Bonus Schemes for Astra Tech Subsidiary Managing Directors operate in respect of relevant Astra Tech employees outside of Sweden, annual bonuses are paid in cash.

Note 19 Leases

	2010	2009
Total rentals charged to profit were as follows:

Operating leases	94	94

The future minimum lease payments under operating leases that have initial or remaining terms in excess of one year at 31 December 2010 were as follows:

Obligations under leases comprise:

No later than one year	80	79
Rentals due after more than one year:
Later than five years	133	176
Later than one year and not later than five years	226	245
	359	420
	439	499

Operating leases are mainly related to rent for offices, production facilities and warehouses.

Note 20 Statutory and other information

Related party transactions

Except from intra-group transactions with AstraZeneca, the Group had no related party transactions. As disclosed in note 11 Astra Tech Group has a long term non interest bearing loan from Astra Zeneca and as shown in note 17 Astra Tech UK also shares a defined benefit pension plan with AstraZeneca.

Key management personnel compensation

Key management personnel are defined for the purpose of disclosure under IAS 24 ‘Related Party Disclosures’ as the Astra Tech Executive Team.

	2010	2009
Short-term employment benefits	18	18
Post-employment benefits	4	4
	22	22

Subsequent events

There were no material subsequent events.